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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 31st day of January, 2002, by and among TOWER TECH, INC., an Oklahoma corporation (the "Company"), and CHARLES D. WHITSITT (the "Executive").

          Whereas, the Company desires to employ the Executive as the Chief Financial Officer of the Company, and the Executive desires to continue such employment, on the terms and subject to the conditions hereinafter set forth; and

          Whereas, the Company has been reorganized pursuant to a plan of reorganization (the "Plan") under Chapter 11 of the Bankruptcy Code in the Western District of Oklahoma as approved by the Court;

          Now, therefore, in consideration of the premises, and the mutual covenants herein contained, the parties hereto agree as follows:

          1. Employment of Executive. The Company hereby employs the Executive,
             -----------------------
and the Executive accepts such employment by the Company, upon the terms and subject to the conditions hereinafter set forth.

          2. Term. Subject to earlier termination as provided in this Agreement,
             ----
the employment of the Executive hereunder shall be for the initial term (the "Initial Term") of two years commencing on the date set forth above (the "Commencement Date") and ending on the second anniversary of the Commencement Date, provided, however, that unless otherwise terminated pursuant to this
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proviso, the Employment Period (as hereinafter defined) shall be automatically extended for successive periods of one year each (a "Renewal Period"), one on each anniversary of the Commencement Date beginning with that anniversary which coincides with the scheduled expiration of the Initial Term (each such anniversary, a "Renewal Date"), unless either party gives the other party written notice on or prior to the Termination Notice Date (as hereinafter defined) of its election not to so extend the Employment Period beyond the then scheduled expiration of the Employment Period. The Initial Term as so extended from time to time (if at all) is called the "Employment Period" in this Agreement. As used herein, the term "Termination Notice Date" shall mean that date which is 120 days prior to the next Renewal Date.

          3. Duties. During the Employment Period, the Executive shall be
             ------
employed by the Company as its Chief Financial Officer, and the Company shall cause each of its subsidiaries to appoint the Executive as its Chief Financial Officer, and the Executive shall perform such duties as are consistent with such positions. The Executive shall have such other titles and duties as each of the Boards of Directors of the Company and its subsidiaries may in its discretion designate, consistent with the Executive's status as the Chief Financial Officer of the Company. In furtherance of the foregoing, the Executive shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities.

          4. Time to be Devoted to Employment. During the Employment Period, the
             --------------------------------
Executive shall devote substantially all of his working time, attention and energies to the performance of his duties and responsibilities under this Agreement (except for vacations to which he is entitled pursuant to Section 5(d) hereof and except for illness or incapacity). During the Employment Period, the Executive shall not engage in any business activity that, in the reasonable judgment of the Board of

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Directors of the Company, conflicts with the Executive's duties hereunder, whether or not such activity is pursued for gain, profit, or other pecuniary advantage. Without limiting the generality of the foregoing, and subject to
Section 8 hereof, the Executive may (i) attend to outside investments, (ii) serve as a director, trustee, or officer of or otherwise participate in educational, welfare, social, religious, and civic organizations, and (iii) serve as an outside or independent director on the board of directors of another Person, so long as any such activity described in this sentence does not interfere with the Executive's performance of his duties hereunder.

          5. Compensation Benefits; Reimbursement.
             ------------------------------------

             (a) The Company (or at the Company's option, any of its Affiliates) shall pay to the Executive a base salary (the "Base Salary") during the Employment Period at an initial rate of $110,000 per annum, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to the regular compensation of its executive officers generally. Effective as of each February 1 occurring during the Employment Period, commencing with February 1, 2003 (each such February 1 being referred to herein as an "Adjustment Date"), the Base Salary shall be adjusted to an amount equal to the Base Salary plus any increase which the Board of Directors in good faith determines to be necessary to make the Executive's Base Salary commensurate with salaries of executives serving as chief financial officers of companies in the Oklahoma City area which have comparable business, revenues, profitability, and other attributes.

             (b) In addition to the Base Salary, (i) during the first three fiscal years during the Employment Period, the Executive shall be paid an annual bonus (the "Profit Bonus") equal to two percent (2.0%) of that portion of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"), calculated in accordance with Generally Accepted Accounting Principles ("GAAP") in excess of $750,000, $1,000,000, and $1,500,000 for the first, second, and third fiscal years, respectively, commencing with the fiscal year ending January 31, 2003; provided, however, that for purposes of calculating the "Profit Bonus," each fiscal year's EBITDA will be adjusted from GAAP to include any technology transfer fee cash payments received by the Company during such period, and (ii) during each year of the Employment Period thereafter, at the sole discretion of the Board of Directors, the Executive may also receive additional cash bonuses.

             (c) During the Employment Period, the Company shall provide the Executive with such employee benefits as are provided by the Company from time to time to its employees generally. In addition, the Executive shall be entitled to receive from the Company an automobile expense allowance of $1,000 per month and Company paid health insurance for Executive and his family which is no less favorable to the Executive and his family than the Company currently provides.

             (d) During the Employment Period, the Executive shall be entitled to four weeks paid vacation for each twelve-month period worked, beginning on the Commencement Date, in addition to holidays observed by the Company. Executive shall also be entitled to leave for personal or health reasons which is no less favorable to Executive than that provided to employees generally.

             (e) Reimbursement of Expenses. The Company shall, in accordance
                 -------------------------
with the Company's regular policies with respect to the reimbursement of expenses reimburse the


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Executive for all reasonable and necessary expenses and other disbursements incurred by the Executive for or on behalf of the Company in connection with the performance of the Executive's duties hereunder upon presentation of appropriate receipts therefor.

      (f)     Sales Bonus. If a majority of the shares of New Common Stock (as
              -----------
defined in the Plan) issued pursuant to the Plan are subsequently transferred to any Person other than an Affiliate of the original holder, or if more than 50% of the Company's assets (based on book value or fair market value as determined by the Board of Directors) is sold (a "Sale Event"), the Company shall pay a bonus (the "Sale Bonus") to Management as follows:

           (i) If the aggregate sale price is equal to or less than $15,000,000, the Sale Bonus amount shall be $600,000.

           (ii     If the aggregate sale price is greater than $15,000,000 but less than $25,000,000, the Sale Bonus amount shall be equal to four percent (4.0%) of the aggregate sale price.

           (iii) If the aggregate sale price is greater than $25,000,000, the Sale Bonus amount shall be equal to six percent (6.0%) of the aggregate sale price.

           (iv) The Sale Bonus shall be deemed earned and payable to Management simultaneous with the Sale.

     Subject to Section 7(b) hereof, the Sale Bonus shall be payable to and divided evenly between Executive and Robert C. Brink; provided, however, at any time prior to the earliest to occur of (i) the public announcement of a Sale Event or (ii) the execution of a definitive contract for a Sale Event, Executive and Robert C. Brink may, by written notice to the Board of Directors, direct the payment of a portion of the Sale Bonus to other members of management.

      (g)    Reimbursement of Back Pay. As reimbursement for aggregate back pay
             -------------------------
owed to the Executive in the amount of $10,000, the Company shall issue to the Executive, promptly after execution of this Agreement, 5,000 shares of Company common stock, par value $0.01 per share, at an agreed value of $2.00 per share, plus an additional amount of cash sufficient to offset all of Executive's personal income tax (federal, state and local) liabilities for (i) the issuance of such stock (but not the subsequent sale thereof) and (ii) the cash payments, sufficient to assure that the Executive receives distributions in the amount of $10,000, net of all income tax liabilities for the year in which distribution is made. The Company shall also pay Executive, promptly after execution hereof, the sum of $2,899.98, less payroll taxes, for salary previously unpaid to Executive as a result of limitations required by the bankruptcy proceedings.

      (h)    Stock Option Grant. As promptly as practicable after execution of
             ------------------
this Agreement, the Company shall issue to the Executive options to purchase up to 308,029 shares of the Company's common stock, par value $0.01 per share, at an exercise price of $2.00 per share. Such options shall be granted pursuant to the Tower Tech, Inc. 2002 Management Incentive Stock Option Plan and the Management Incentive Stock Option Plan Agreement, each substantially in the form of Exhibits A and B, respectively, hereto. As promptly as practicable after the execution of this Agreement, the Company will file, and use its best efforts to cause to become effective with the Securities and Exchange Commission, a registration statement on Form S-8, or successor form, for the issuance of the shares upon exercise of the options and to keep such registration statement effective so long as such options are outstanding. The Company shall also take any and all actions

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necessary or desirable to cause such shares to be registered for resale or exempt from registration requirements under applicable state securities or blue sky laws. The Board of Directors shall also consider not less than annually whether to grant Executive additional stock options and shall grant such options as the Board of Directors deems appropriate based upon the Executive's and the Company's performance.

          6.  Termination.
              -----------

              (a) Death or Disability. If the Executive is incapacitated or
                  -------------------
disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by the Executive hereunder (such condition being referred to in this Agreement as a "Disability") for a period of 120 consecutive days, or for an aggregate of 180 days during any twelve-month period, the Company may, at its option, terminate the employment of the Executive under this Agreement upon giving the Executive at least 15 days prior written notice to that effect. Until the Executive's employment hereunder shall have been terminated in accordance with the foregoing, the Executive shall be entitled to continue to receive his compensation and benefits under Section 5 notwithstanding any such Disability. If the Executive dies during the Employment Period, the Executive's employment hereunder shall be deemed to cease as of the date of the Executive's death. Any termination pursuant to this Section 6(a) is called an "Involuntary Termination" in this Agreement.

              (b) Cause. The Company may terminate the employment of the
                  -----
Executive hereunder at any time for Cause (as hereinafter defined) (such a termination being referred to in this Agreement as a "Termination For Cause") by giving the Executive written notice of such termination, such termination to take effect immediately upon the giving of such notice to the Executive. As used in this Agreement, "Cause" means the Executive's gross negligence in the performance of his duties hereunder.

              (c) The Company may terminate the employment of the Executive hereunder without Cause (such a termination being referred to in this Agreement as a "Termination Without Cause") by giving the Executive written notice of such termination, such termination to take effect on the date specified in such notice, which date shall not be earlier than the date of such notice.

              (d) Voluntary. The Executive may voluntarily resign from his
                  ---------
employment hereunder at any time after the third anniversary of the date hereof by giving the Company written notice of such resignation at least 120 days prior to the effective date of such resignation. Any termination of the Executive's employment hereunder pursuant to the Executive's voluntary resignation in accordance with this Section 6(d) is referred to herein as a "Voluntary Termination."

          7.  Effect of Termination. (a) Upon the termination of the Executive's
              ---------------------
employment hereunder due to a Termination for Cause or a Voluntary Termination, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company or any of its Affiliates (as defined below) under this Agreement, except to receive (A) the unpaid portion, if any, of the Base Salary provided for in Section 5(a), computed on a pro rata basis through the effective date of termination (the "Termination Date") (based on the actual number of days elapsed over a year of 365 or 366 days, as applicable), and (B) any unpaid accrued benefits of the Executive


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pursuant to Section 5(c), and (C) reimbursement for any expenses for which the
Executive shall not have been previously reimbursed as provided in Section 5(e).

                      (b) Upon the termination of the Executive's employment hereunder due to an Involuntary Termination or a Termination Without Cause, the Company shall (A) be obligated to pay the balance of Executive's Base Salary, Profit Bonus, health insurance premiums and automobile allowance in bi-weekly payroll installments for the remainder of the Employment Period, unless Executive is terminated involuntarily within one year of the end of the Employment Period, in which case the Company shall pay all remaining compensation due under the contract, including Executive's Base Salary, Profit Bonus, health insurance premiums and automobile allowance, in a lump sum upon termination, (B) be obligated to pay the Sale Bonus to Executive; provided, however, that the Sale Event must not have occurred more than one year after the date on which Executive is terminated, and (C) vest all stock options granted to Executive, including those which were scheduled to vest after the date of his termination.

                 8.   Confidential and Proprietary Information. The Executive
                      ----------------------------------------
acknowledges and recognizes that during the Employment Period he will be privy to trade secrets and confidential proprietary information critical to the Company, and further acknowledges that the Company would be irreparably damaged if the confidential information possessed by him relating to the business of the Company were disclosed to or utilized by or on behalf of others in direct competition with the Company. Accordingly, the Executive will not, at any time prior to, during or after the Employment Period, without the Company's express written consent (i) disclose to any Person (as hereinafter defined), except as required by law, subpoena or investigation, any nonpublic information concerning the business, clients or affairs of the Company for any reason or purpose whatsoever, or (ii) make use of any of such non-public information for his own purpose or benefit or for the purpose or benefit of any Person except the Company or any of its Subsidiaries. For the purposes of this Section 8, non-public information shall not be deemed to include information which (i) is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive, or (ii) is received from a third party not under an obligation to keep such information confidential.

                 9.   Severability. It is the desire and intent of the parties
                      ------------
hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                 10.  Remedies. The Executive acknowledges and understands
                      --------
that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company or any of its Subsidiaries irreparable harm. In the event of a breach of threatened breach by the Executive of the provisions of this Agreement, the Company or any of its Subsidiaries shall be entitled to an injunction restraining the Executive from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company or any of its


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Subsidiaries from pursuing, or limiting the Company's or any of its
Subsidiaries' ability to pursue, any other remedies available for any breach or threatened breach of this Agreement by the Executive.

          11. Executive's Representations. The Executive hereby represents and
              ---------------------------
warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject and (b) the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person.

          12. Definitions. As used in this Agreement, the following terms have
              -----------
the meanings set forth below:

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
          directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Person" shall be construed broadly and shall include an individual, a
           ------
          partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Subsidiary" means, with respect to any Person, any other Person whose
           ----------
          shares of stock or other Securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

          13. Notices. All notices, claims, certificates, requests, demands and
              -------
other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if (a) delivered personally, (b) sent by nationally-recognized overnight courier guaranteeing next business day delivery,
(c) sent by facsimile or (d) sent by registered or certified mail, postage prepaid, return receipt requested and addressed as follows:


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                           (i)      if to the Company, to:

                                    Tower Tech, Inc.
                                    11935 S. I-44 Service Road
                                    Oklahoma City, OK  73173
                                    Attention:            Chairman of the Board
                                    Telephone:            (405) 290-7788
                                    Facsimile:            (405) 979-2185

                           (ii)     if to the Executive, to:

                                    Charles D. Whitsitt
                                    517 Cheswick Court
                                    Norman, Oklahoma  73072
                                    Telephone:            (405) 360-2621
                                    Facsimile:            (405) 360-2621

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (iii) in the case of facsimile transmission, when received, and (iv) in the case of mailing, on the fifth Business Day following that on which the piece of mail containing such communication is posted. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in Oklahoma City, Oklahoma are not required to be open.

          14. Amendment and Waiver. No waiver, amendment or modification of any
              --------------------
provision of this Agreement shall be effective unless in writing and signed by each party hereto. No failure or delay by any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof or of any other right, power or remedy. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          15. Arbitration. Any dispute between the parties out of or related to
              -----------
this Agreement and involving a claim for money damages shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. All arbitration shall be governed by the Federal Arbitration Act and the arbitration decision shall be enforceable in any court of competent jurisdiction. This obligation to arbitrate shall survive even if this Agreement shall be alleged to be rescinded or terminated. In any dispute involving claims in excess of $50,000, three arbitrators shall be employed. The arbitration hearing shall be convened in Oklahoma City, Oklahoma and shall take place within six months from the service of the statement of claim unless the hearing cannot fairly and practicably be so convened. No discovery deposition shall be taken although the parties shall be entitled to engage in document discovery.

          16. Governing Law. All questions concerning the construction,
              -------------
interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Oklahoma, without giving effect to any choice or conflict of law provision or rules (whether in the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma, except as otherwise


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provided by Section 15. In furtherance of the foregoing, the internal law of the
State of Oklahoma will control the interpretation and construction of this Agreement, even if, under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          17. Entire Agreement. This Agreement constitutes the entire agreement
              ----------------
between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties with respect thereto, whether oral or written. This Agreement may be amended only by an agreement in writing signed by both parties hereto.

          18. Binding Effect; Assignment. This Agreement shall be binding upon
              --------------------------
and inure to the benefit of the parties hereto and their respective Affiliates, officers, employees, agents, successors and assigns (including, in the case of the Company or any of its Subsidiaries, the successor to the business of the Company as a result of the transfer of all or substantially all of the assets or capital stock of the Company or any of its Subsidiaries); provided, however,
                                                          --------  -------
that the Executive may not assign this Agreement or any of his rights or interests herein, in whole or in part, to any other Person without the prior written consent of the Company.

          19. Headings. The section headings contained in this Agreement are for
              --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          20. Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

          Dated the day and year first above written.

COMPANY:                                 TOWER TECH, INC.

                                         By: /s/Robert C. Brink
                                             ------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

EXECUTIVE:

                                         /s/Charles D. Whitsitt
                                         ----------------------
                                         CHARLES D. WHITSITT



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